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                                                                   EXHIBIT 10.88

                       SUNRISE AT-HOME SENIOR LIVING, INC.
                           RESTRICTED STOCK AGREEMENT


        This Restricted Stock Agreement (this "Agreement") is entered into between Sunrise At-Home Senior Living, Inc., a Delaware corporation (the "Company"), Sunrise Senior Ventures, Inc., a Delaware corporation ("Sunrise") and __________________ ("Participant") pursuant to the award of Restricted Stock granted to Participant, effective as of the date of this Agreement (the "Date of Grant") under the Sunrise At-Home Senior Living, Inc. Restricted Stock Plan (the "Plan") attached hereto as Attachment 1. In consideration of the mutual promises and covenants made herein and the terms and conditions of the Plan, which is wholly incorporated herein by reference, the parties hereby agree as follows:

        1. Definitions. Except as is expressly provided herein, all terms defined within the Plan shall have the same meaning herein.

                (a) Cause shall mean with respect to any individual: (i) the conviction of the individual of, or the entry of a plea of guilty or nolo contendere by the individual to, (A) any felony, or (B) any crime involving dishonesty or moral turpitude; (ii) fraud, misappropriation or embezzlement by the individual; (iii) the individual's unsatisfactory performance of his assigned duties for the Company, which continues after (A) the individual has received written notice of his unsatisfactory performance, and (B) the individual has had a reasonable opportunity to cure such unsatisfactory performance; (iv) the individual's willful failure to abide by any lawful directive of the Board or his supervisor; (v) the individual's breach of any fiduciary obligation to the Company; (vi) any act or omission by the individual that has an adverse impact on the reputation for honesty and fair dealing of the Company; (vii) any material breach by the individual of any published policy of the Company; or (viii) the breach by the individual of any material term of an agreement pursuant to which he provides services to the Company.

                (b) Change of Control shall mean (i) the exercise of the Sunrise Purchase Right; (ii) the date on which the Company first becomes a Public Company; (iii) the sale of such number of shares of stock of the Company that constitutes fifty percent (50%) or more of the outstanding shares of the Company measured by voting power or Fair Market Value to a party other than Schroder or Sunrise; (iv) the sale of eighty percent (80%) or more of the assets of the Company (measured by Fair Market Value) to a party other than Schroder or Sunrise; or (v) the merger of the Company into another corporation if the shareholders of the Company do not control more than fifty percent (50%) of the voting power of the outstanding stock of the surviving corporation.

        2. Award and Purchase Price. As of the Date of Grant, the Company hereby awards and grants to Participant Two-Hundred Ten (210) shares (collectively, the "Restricted Stock") of Common Stock of the Company. The foregoing award of Restricted Stock is conditioned on Participant's payment of $2.10 to the Company. If Participant fails to pay the foregoing sum within thirty (30) days of executing this Agreement, the Agreement shall immediately be null and void and Participant shall have no rights with respect to the Agreement and the Restricted Stock.

        3. Vesting. Restricted Stock shall become Vested Restricted Stock at the rate of twenty-five percent (25%) on each anniversary of January 1, 2001, provided that Participant has continuously served as a Director or employee of the Company as of such anniversary date.


                                        Restricted Stock Agreement - page 1 of 3

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                (a)     In the event of a Change of Control, Participant shall
                        vest in the Restricted Stock as of the day before the Change of Control and no portion of the Restricted Stock shall be Unvested Restricted Stock.

                (b) In the event of a Termination of Employment on account of death, Participant shall immediately vest in the Restricted Stock and no portion of the Restricted Stock shall be Unvested Restricted stock.

                (c) In the event of a Termination of Employment on account of Disability, Participant shall immediately vest in the amount of Restricted Stock in which Participant would vest if Participant was continuously employed by the Company for the year following the termination. After application of the preceding sentence, all Unvested Restricted Stock shall immediately and without notice be forfeited and Participant shall have no rights with respect to such Unvested Restricted Stock.

                (d) In the event Participant voluntarily incurs a Termination of Employment or is terminated by the Company with or without Cause, all Unvested Restricted Stock shall immediately and without notice be forfeited and Participant shall have no rights with respect to such Unvested Restricted Stock.

        4. Restrictions on Transfer. The Restricted Stock shall be subject to all restrictions on transfer set forth in the Plan, including without limitation, Article 7 of the Plan.

        5. Participation in sales to Third Parties. If, in the event of a Change of Control described in Sections 1(b)(iii), 1(b)(iv) or 1(b)(v) of this Agreement, holders of Common Stock are not permitted to participate in such event or Stockholders are not permitted to participate on the same terms as other holders of Common Stock, the Participant shall have the right to have the Company redeem his or her Restricted Stock for its fair market value. Fair market value for purposes of this Section 5 of the Agreement shall be determined by using the fair market value ascribed to the Company for purposes of the Change of Control event.

        6. Investment Purpose. Participant represents and warrants to the Company that Participant is acquiring all of the shares of the Restricted Stock for Participant's own account for investment and not with a view to or for sale in connection with any distribution of the shares of the Restricted Stock.

        7. Right to Continued Services. Nothing herein shall confer upon Participant any right to continued employment by the Company or any subsidiaries or affiliates or to continued service as a Director or limit in any way the right of the Company or any subsidiary or affiliate at any time to terminate or alter the terms of that employment or services as a Director.

        8. Acceptance of Agreement. The shares of the Restricted Stock are granted subject to all of the applicable terms and provisions of the Plan and this Agreement. The terms and provisions of the Plan are incorporated by reference herein. Participant accepts and agrees to be bound by all the terms and conditions hereof.



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                                        Restricted Stock Agreement - page 2 of 3


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        Executed as of the 12th day of September, 2001.



                        Sunrise At-Home Senior Living, Inc.


                        By:
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                        Sunrise Senior Ventures, Inc.


                        By:
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                        Participant:

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                                        Restricted Stock Agreement - page 3 of 3